             As filed with the Securities and Exchange Commission on
                    _______, 1997 Registration No._________.

       -------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                           YARDVILLE NATIONAL BANCORP
             (Exact Name of Registrant as Specified in its Charter)


         New Jersey                                     22-2670267
(State of Other Jurisdiction of             (IRS Employer Identification Number)
Incorporation or Organization)


                           --------------------------

              3111 Quakerbridge Road, Mercerville, New Jersey 08619 (Address of Principal Executive Office and Zip Code)

                           --------------------------

                YARDVILLE NATIONAL BANCORP 1997 STOCK OPTION PLAN
                              (Full title of Plan)

                           --------------------------

                                 Patrick M. Ryan
                      President and Chief Executive Officer
                           YARDVILLE NATIONAL BANCORP
                             3111 Quakerbridge Road
                          Mercerville, New Jersey 08619
                                 (609) 585-5100
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)



                                    Copy to:
                             Brian S. Vargo, Esquire
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 One Commerce Square
                           Philadelphia, PA 19103-7098


                           --------------------------

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
Title of Securities         Amount to             Proposed Maximum            Proposed Maximum                  Amount of
 to be Registered       be Registered(1)      Offering Price Per Share     Aggregate Offering Price(3)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock           200,000 shares               $22.75(2)                      $4,550,000                     $1,378.79
(no par value)
---------------------------------------------------------------------------------------------------------------------------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Yardville National Bancorp 1997 Stock Option Plan (the "Plan") is hereby registered.

(2) Pursuant to Rule 457(h)(1) and (c), for shares available under the Plan but not presently subject to outstanding options, the average of the high ask and the low bid prices per share of the Common Stock in the National Association of Securities Dealers Automated Quotation System, National Market System, on May 27, 1997, has been used to determine the registration fee.

(3) Estimated solely for the purpose of determining the registration fee.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

      The following documents and information heretofore filed by Yardville National Bancorp (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are, as of their respective dates, incorporated into this Registration Statement by reference:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

      (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

      (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 17, 1995.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment hereto that indicates that all shares of Common Stock registered hereby have been sold or that deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4. Description of Securities.
----------------------------------

   Not Applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

   Not Applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

      Section 14A:3-5 of the New Jersey Business Corporation Act, as amended (the "Act"), provides for indemnification of, and insurance for, directors, officers, employees and agents of a corporation and specifically empowers the Company to indemnify, subject to the standards therein prescribed, any director, officer, employee or agent in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. Article VI of the Company's Restated Certificate of Incorporation requires the Company to indemnify each of the Company's directors, officers, employees and agents and former directors, officers, employees and agents, and any other persons serving at the request of the Company as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Act. The Company has the power to maintain and, as of May 29, 1997, does maintain insurance on behalf of the persons enumerated above against any liability asserted against or incurred by such persons in any such capacity.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

   Not Applicable.

Item 8. Exhibits.
-----------------

        The following exhibits are included in this Registration Statement:


Exhibit
-------

(4)    (a)    Restated Certificate of Incorporation, incorporated by
              reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as amended by Form
              10-KSB/A filed on July 25, 1995.

       (b) By-Laws of the Registrant, incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Registration No. 33-78050).

       (c) Specimen of Share of Common Stock of the Registrant, incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Registration No. 33-78050).

       (d) Yardville National Bancorp 1997 Stock Option Plan and Form of Stock Option Agreement.

(5)    Opinion of Stradley, Ronon, Stevens & Young, LLP


(23)  Consents.

      (a)     Consent of Stradley, Ronon, Stevens & Young, LLP (included in
              Exhibit 5)

      (b)     Consent of KPMG Peat Marwick LLP, Certified Public Accountants.

Item 9. Undertakings.
---------------------

      (a)   The undersigned Registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such information is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Trenton, New Jersey, on May 29, 1997.

                                           YARDVILLE NATIONAL BANCORP
                                           (Registrant)


                                           By: /s/ Patrick M. Ryan
                                               --------------------------------
                                                Patrick M. Ryan
                                                President and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on May 29, 1997.

Signature                                    Capacity
---------                                    --------

/s/ Patrick M. Ryan                          Director, President and
-------------------------------              Chief Executive Officer
Patrick M. Ryan


/s/ Jay G. Destribats                        Chairman of the Board and Director
-------------------------------
Jay G. Destribats


/s/ C. West Ayres                            Director
-------------------------------
C. West Ayres


/s/ Elbert G. Basolis, Jr.                   Director
-------------------------------
Elbert G. Basolis, Jr.


/s/ Anthony M. Giampetro, M.D.               Director
-------------------------------
Anthony M. Giampetro


/s/ Sidney L. Hofing                         Director
-------------------------------
Sidney L. Hofing


/s/ James J. Kelly                           Director
-------------------------------
James J. Kelly


/s/ Gilbert W. Lugossy                       Director
-------------------------------
Gilbert W. Lugossy


/s/ Weldon J. McDaniel, Jr.                  Director
-------------------------------
Weldon J. McDaniel, Jr.


/s/ Louis R. Matlack                         Director
-------------------------------
Louis R. Matlack

                                 EXHIBIT INDEX

Exhibit                                                                                         Page

(4)       (a)    Rated Certificate of Incorporation, incorporated by
                 reference from the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as amended by Form
                 10-KSB/A filed on July 25, 1995.

          (b) By-Laws of the Registrant, incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Registration
                 No. 33-78050).

          (c) Specimen of Share of Common Stock of the Registrant, incorporated by reference from the Registrant's Registration Statement on Form
                 SB-2 (Registration  No. 33-78050).

          (d)    Yardville National Bancorp 1997 Stock Option Plan and Form of Stock
                 Option Agreement.

(5)       Opinion of Stradley, Ronon, Stevens & Young, LLP

(23)      Consents.

          (a)     Consent of Stradley, Ronon, Stevens &
                  Young, LLP (included in Exhibit 5)

          (b)     Consent of KPMG Peat Marwick LLP,
                  Certified Public Accountants.